Exhibit 32
Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Mettler-Toledo International Inc. (the “Company”) does hereby certify, to such officer’s knowledge, that:
This quarterly report on Form 10-Q for the period ending June 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: July 24, 2009

/s/ Olivier A. Filliol
Olivier A. Filliol Chief Executive Officer

/s/ William P. Donnelly
William P. Donnelly Chief Financial Officer